CONSENT OF INDEPENDENT AUDITORS

To the Shareholders and The Board of Trustees of
Leperq-Istel Trust:

We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                   /s/ KPMG Peat Marwick LLP
                                   -------------------------


Milwaukee, Wisconsin
April 25, 1997